As Filed with the Securities and Exchange Commission on October 8, 2003

                                                     REGISTRATION NO. 333 -
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          U.S. Telesis Holdings, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                     62-0201385
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                         P.O. Box 415 Boston, MA 02117
                    (Address of Principal Executive Offices)

   Non-Qualified Stock Option Agreement dated as of July 30, 2003 by and among
               U.S. Telesis Holdings, Inc. and Nicholas Rigopulos
                            (Full title of the plan)

                   Nicholas Rigopulos, Chief Executive Officer
                          U.S. Telesis Holdings, Inc.
                         P.O. Box 415 Boston, MA 02117
                     (Name and address of agent for service)

                                 (617) 536-2070
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                          Christopher S. Auguste, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions.

|_| If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

|X| If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

|_| If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|_| If this form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

--------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED             PROPOSED
                                                        MAXIMUM              MAXIMUM
TITLE OF                      AMOUNT                    OFFERING             AGGREGATE             AMOUNT OF
SECURITIES                    TO BE                     PRICE PER            OFFERING              REGISTRATION
TO BE REGISTERED              REGISTERED(1)             SHARE                PRICE                 FEE
----------------------------- ------------------------- -------------------- --------------------- -----------------
Common Stock, par
value $.001 per share         1,000,000 shares          $.004(2)             $4,000(2)             $.32
----------------------------- ------------------------- -------------------- --------------------- -----------------
Total                         1,000,000 shares                                                     $.32
----------------------------- ------------------------- -------------------- --------------------- -----------------


----------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the amount to be registered also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h)(1) of the Securities Act, the price at which the options may be exercised.

                                EXPLANATORY NOTE
                       ___________________________________

The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 pursuant to General
Instruction C of Form S-8 and may be used for reoffers and resales of U.S. Telesis Holdings, Inc.'s common stock to be acquired by the persons named therein pursuant to a Non-Qualified Stock Option Agreement dated as of July 30, 2003 by and among U.S. Telesis Holdings, Inc. and Nicholas Rigopulos.

THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                           ___________________________

                                   PROSPECTUS

                        1,000,000 SHARES OF COMMON STOCK
                           (par value $.001 per share)

                           U.S. TELESIS HOLDINGS, INC.

                           ___________________________

         The selling stockholder of U.S. Telesis Holdings, Inc. listed on page 6 of this prospectus is offering for sale up to 1,000,000 shares of common stock of U.S. Telesis Holdings, Inc. under this prospectus.

         The selling stockholder may offer his shares through public or private transactions, at prevailing market prices, or at privately negotiated prices. See "Plan of Distribution".

         The selling stockholder will receive all of the net proceeds from the resale of the shares. Accordingly, we will not receive any proceeds from the resale of the shares. We have agreed to bear the expenses relating to the registration of the shares, other than brokerage commissions and expenses, if any, which will be paid by the selling stockholder.

                     ---------------------------------------
                     Pink Sheets Common Stock Symbol: "FHON"
                     ---------------------------------------

         On October 7, 2003 the closing sale price of our common stock on the Pink Sheets was $0.175.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS OCTOBER 7, 2003

                                TABLE OF CONTENTS

Summary.....................................................................1
Risk Factors................................................................1
Where You Can Find More Information About Us................................4
Forward Looking Statements..................................................5
Use of Proceeds.............................................................6
Dilution....................................................................6
Selling Stockholder ........................................................6
Plan of Distribution........................................................7
Description of Securities ..................................................8
Indemnification of Officers and Directors...................................9
Legal Matters...............................................................9
Experts ....................................................................9

                                     SUMMARY

CORPORATE INFORMATION

U.S. Telesis Holdings, Inc., formerly U.S. Telesis, Inc., was incorporated under the laws of the State of Delaware on August 25, 1998. Our current address is P.O. Box 415 Boston, MA 02117. We have two officers and directors, Nicholas Rigopulos, Chief Executive Officer, and Jules Benge Prag IV, PhD., Secretary.

WE ARE A BLANK CHECK "SHELL" COMPANY SUBJECT TO RULE 419 OF THE SECURITIES ACT OF 1933, AS AMENDED.

U.S. Telesis Holdings, Inc. was organized to provide diverse telecommunications products and services to the small and medium business community in the southeastern United States and to develop a niche market strategy of reselling long distance services ("switchless services") to the electrical cooperative community. These services were anticipated to include 1 + calling, operator assisted calling, and debit card usage. As a result of the dramatic decline in the telecommunications industry, we abandoned our business objective to provide such telecommunications products and services.

We have not had revenues from operations in each of the last two fiscal years. Our sole source of revenue during the last two fiscal years was interest income. We can give no assurance that we can achieve, sustain or increase revenues or profitability in the future.

Our present plan is to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for our stockholders. Management will review and evaluate business ventures for possible mergers or acquisitions. We have not yet entered into any agreement, nor do we have any commitment or understanding to enter into or become engaged in such a transaction, as of the date of this prospectus.

THE OFFERING.

Nicholas Rigopulos, our Chief Executive Officer, is offering for sale up to 1,000,000 shares of common stock of U.S. Telesis Holdings, Inc.

                                  RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

DUE TO CERTAIN CONSTRAINTS, MANAGEMENT BELIEVES THAT THE SCOPE AND NUMBER OF SUITABLE MERGER CANDIDATES AVAILABLE TO U.S. TELESIS HOLDINGS, INC. MAY BE LIMITED.

We have no day-to-day operations at the present time. Our officers and directors devote limited time and attention to the affairs of U.S. Telesis Holdings, Inc. Management has adopted a conservative policy of seeking opportunities that it considers to be of exceptional quality. As a result of that policy we may have to wait some time before consummating a suitable transaction. Management recognizes that the higher the standards it imposes upon itself, the greater may its competitive disadvantages be when vying with other acquiring interests or entities. We do not intend to restrict our consideration to any particular business or industry segment, and we may consider, among others, finance, brokerage, insurance, transportation, communications, research and development, biotechnology, service, natural resources, manufacturing or high-technology. However, due to our limited financial resources, the scope and number of suitable candidate business ventures available is limited, and most likely we will not be able to participate in more than a single business venture. Accordingly, it is anticipated that we will not be able to diversify, but may be limited to one merger or acquisition. This lack of diversification will not permit us to offset potential losses from one business opportunity against profits from another.

POTENTIAL DETERMINATION BY THE SECURITIES AND EXCHANGE COMMISSION THAT WE ARE AN INVESTMENT COMPANY COULD CAUSE SIGNIFICANT REGISTRATION AND COMPLIANCE COSTS UNDER THE SECURITIES ACT.

In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be under regulation of the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to the status of U.S. Telesis Holdings, Inc. under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

A SUCCESSFUL MERGER OR ACQUISITION WITH ANOTHER BUSINESS ENTITY WILL, IN ALL LIKELIHOOD, RESULT IN A SIGNIFICANT SHIFT IN CONTROL FROM OUR MANAGEMENT TO THE MERGING COMPANY'S MANAGEMENT.

A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in U.S. Telesis Holdings, Inc. Any such business combination may require management to sell or transfer all or a portion of U.S. Telesis Holdings, Inc. common stock held by them, or resign as the sole members of the board of directors of U.S. Telesis Holdings, Inc. The resulting change in control of U.S. Telesis Holdings, Inc. could result in removal of management and a corresponding reduction in or elimination of his participation in the future affairs of U.S. Telesis Holdings, Inc.

A SUCCESSFUL MERGER OR ACQUISITION WITH ANOTHER BUSINESS ENTITY WILL, IN ALL LIKELIHOOD, RESULT IN A SIGNIFICANT SHIFT IN CONTROL FROM OUR SHAREHOLDERS TO THE MERGING COMPANY'S SHAREHOLDERS.

A business combination involving us and another business entity will, in all likelihood, result in U.S. Telesis Holdings, Inc. issuing securities to shareholders of the merging entity. The issuance of previously authorized and unissued common stock of U.S. Telesis Holdings, Inc. would result in a reduction in percentage of shares owned by the present and prospective shareholders of U.S. Telesis Holdings, Inc. This would result in a shift in control from our shareholders to the merging company's shareholders.

MANY BUSINESS DECISIONS MADE BY US CAN HAVE MAJOR TAX CONSEQUENCES AND ASSOCIATED RISKS THAT COULD HURT THE VALUE OF AN INVESTMENT IN U.S. TELESIS HOLDINGS, INC.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination we may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. However, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-8 to register the shares being offered. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement and to the exhibits and schedules filed as part of that registration statement, as well as the documents we have incorporated by reference which are discussed below. You can review and copy the registration statement, its exhibits and schedules, as well as the documents we have incorporated by reference, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

         1. Registration Statement on Form 10-SB (File No. 000-50299) (filed on May 29, 2003), as amended on Form 10-SB/A (filed on July 16, 2003);

         2. Quarterly Reports on Form 10-QSB (File No. 000-50299) for the quarter ended June 30, 2003; and

         3. The description of the common stock contained in the Registration Statement on Form 10-SB (File No. 000-50299) (filed on May 29, 2003), as amended on Form 10-SB/A (filed on July 16, 2003), including any amendment or report filed for the purpose of updating such descriptions.

         You may request a copy of these filings, at no cost, by writing U.S. Telesis Holdings, Inc., P.O. Box 415, Boston, MA 02117, Attention: Chief Executive Officer.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this prospectus.

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT
OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF OCTOBER 7, 2003.

                                 USE OF PROCEEDS

         The selling stockholder is selling all of the shares covered by this prospectus for his own account. Accordingly, we will not receive any of the proceeds from the resale of the shares. We have agreed to bear the expenses relating to the registration of the shares, other than brokerage commissions and expenses, if any, which will be paid by the selling stockholder.

                                    DILUTION

         As of October 7, 2003 we had issued and outstanding 10,538,476 shares of common stock. At that date, there were an additional 2,272,000 shares of common stock reserved for possible future issuances as follows:

         o warrants to purchase 1,136,000 shares at a price of $0.03 per share; and

         o warrants to purchase 1,136,000 shares at a price of $0.05 per share.

         Upon the exercise of the warrants, the 2,272,000 shares which will be issued will be deemed "restricted securities" and may be sold under Rule 144 of the Securities Act of 1933, as amended. Rule 144 permits sales of "restricted securities" by any person, whether or not an affiliate of the issuer, after a one year holding period. At that time, sales can be made subject to the Rule's volume and other limitations and after two years by non-affiliates without adhering to Rule 144's volume or other limitations. In general, an "affiliate" is a person with the power to manage and direct our policies. The SEC has stated that, generally, executive officers and directors of an entity are deemed affiliates of the issuing entity.

                               SELLING STOCKHOLDER

         The shares covered by this prospectus were issued to the selling stockholder pursuant to a Non-Qualified Stock Option Agreement dated as of July 30, 2003, approved by the board of directors on July 28, 2003. The issuance of the shares to the selling stockholder did not require registration under the Securities Act in reliance upon the exemption from registration afforded by
Section 4(2) thereof.

         The following table lists certain information regarding the selling stockholder's ownership of shares of our common stock as of October 7, 2003, and is adjusted to reflect the sale of the shares. Information concerning the selling stockholder may change from time to time.

         The information in the table concerning the selling stockholder who may offer shares hereunder from time to time is based on information provided to us by such stockholder.


                                      Shares of                                   Shares of Common Stock Owned
                                     Common Stock           Shares of                 after the Offering (1)
                                    Owned Prior to        Common Stock            ----------------------------
Name of Selling Stockholder            Offering            to be Sold             Number               Percent
---------------------------         --------------     -------------------        ----------------------------
Nicholas Rigopulos, Chief              406,125             1,000,000              1,406,125              13.3%
Executive Officer

Total                                  406,125             1,000,000              1,406,125              13.3%

----------

(1) Assumes that all of the shares of common stock offered hereby are sold and no other shares of common stock are sold during the offering.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling stockholder. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

         o transactions on the New York Stock Exchange or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

         o        in the over-the-counter market;

         o in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

         o        in connection with short sales of the shares;

         o        by pledge to secure debt and other obligations;

         o through the writing of options, whether the options are listed on an options exchange or otherwise;

         o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

         o        through a combination of any of the above transactions.

         The selling stockholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

         In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue up to 50,000,000 shares of common stock, par value $.001 per share and up to 1,000,000 shares of preferred stock, par value $.001 per share. Further, reference is made to our Certificate of Incorporation, as Amended and our By-Laws which are incorporated by reference from our Registration Statement on Form 10-SB (File No. 000-50299) (filed on May 29,
2003), as amended on Form 10-SB/A (filed on July 16, 2003).

COMMON STOCK

         As of October 7, 2003, there are 10,538,476 shares of common stock, par value $.001, issued and outstanding. We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future.

PREFERRED STOCK

         Currently, there are no shares of preferred stock issued or outstanding. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors, and may include voting rights, preferences, privileges and restrictions pertaining to any wholly unissued series. By resolution dated October 12, 1999, we separately designated, but did not issue, 8,000 shares of preferred stock as Series A Redeemable Convertible Preferred Stock with a stated value of $1,000 per share. The redemption price is $1,300 per share plus accumulated dividends. The shares are also convertible into common stock calculated on a formula based on the trading prices of the common stock.

COMMON STOCK PURCHASE WARRANTS

         Currently, there are 1,136,000 warrants outstanding which upon exercise at a price per share equal to $0.03 would result in the issuance of 1,136,000 shares of our common stock and 1,136,000 additional warrants exercisable at a price per share equal to $0.05. If exercised, the warrants exercisable at $0.05 would result in the issuance of an additional 1,136,000 shares of our common stock.

         We have the right to call the warrants which can be exercised at a price per share equal to $0.03 if the average stock price of U.S. Telesis Holdings, Inc. is traded at a 20% premium in relation to the exercise price for 20 consecutive trading days.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the Delaware General Corporation Law allows a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

         Our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.

                                  LEGAL MATTERS

         The validity of the securities being offered hereby was reviewed and confirmed for us by Jenkens & Gilchrist Parker Chapin LLP, New York, New York.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference from our Registration Statement on Form 10-SB (File No. 000-50299) (filed on May 29, 2003), as amended on Form 10-SB/A (filed on July 16, 2003) for the year ended December 31, 2002, have been so incorporated in reliance on the report of BP Professional Group, LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

Disclosed in the  prospectus  under "Where You Can Find More  Information  About
Us."

ITEM 4.   DESCRIPTION OF SECURITIES.

Disclosed in the prospectus under the same title.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Disclosed in the prospectus under the same title.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

All of the securities described herein were issued to an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 8.  EXHIBITS.

Exhibit
Number            Description
-------           -----------

4.01              Certificate  of  Incorporation,  as  Amended  of U.S.  Telesis
                  Holdings, Inc.(1)

4.02              By-Laws of U.S. Telesis Holdings, Inc.(1)

*4.03             Non-Qualified Stock Option Agreement dated as of July 30, 2003
                  by  and  among  U.S.  Telesis  Holdings,   Inc.  and  Nicholas
                  Rigopulos

*5.01 Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the common stock being offered

*23.01            Consent of BP Professional Group, LLP

*23.02            Consent of Jenkens & Gilchrist Parker Chapin LLP (contained in
                  Exhibit 5.01)

*24.01            Power of attorney of certain  officers  and  directors of U.S.
                  Telesis  Holdings,  Inc.  (contained  in the  signature  page)


----------

(1) Incorporated by reference is our Registration Statement on Form 10-SB (File No. 000-50299) (filed on May 29, 2003), as amended on Form 10-SB/A (filed on July 16, 2003).

*  Filed herewith.

ITEM 9.   UNDERTAKINGS.

(a) The undersigned, U.S. Telesis Holdings, Inc., hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by U.S. Telesis Holdings, Inc. pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned, U.S. Telesis Holdings, Inc., hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of U.S. Telesis Holdings, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of U.S. Telesis Holdings, Inc. pursuant to the foregoing provisions described in Item 6 above, or otherwise, U.S. Telesis Holdings, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by U.S. Telesis Holdings, Inc. of expenses incurred or paid by a director, officer or controlling person of U.S. Telesis Holdings, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, U.S. Telesis Holdings, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, U.S. Telesis Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, state of Massachusetts, on the 8th day of October, 2003.

                                             U.S. TELESIS HOLDINGS, INC.


                                             By: /s/ Nicholas Rigopulos
                                                 --------------------------
                                                 Name: Nicholas Rigopulos
                                                 Title: Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Nicholas Rigopulos his/her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 8th day of October, 2003.

         Signature                                      Title
         ---------                                      -----


/s/ Nicholas Rigopulos                    Chief Executive Officer and Director
-----------------------------
Nicholas Rigopulos


/s/ Jules Benge Prag                      Secretary and Director
-----------------------------
Jules Benge Prag IV, PhD.

                                 EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

4.01              Certificate  of  Incorporation,  as  Amended  of U.S.  Telesis
                  Holdings, Inc.(1)

4.02              By-Laws of U.S. Telesis Holdings, Inc.(1)

*4.03             Non-Qualified Stock Option Agreement dated as of July 30, 2003
                  by  and  among  U.S.  Telesis  Holdings,   Inc.  and  Nicholas
                  Rigopulos

*5.01 Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the common stock being offered

*23.01            Consent of BP Professional Group, LLP

*23.02            Consent of Jenkens & Gilchrist Parker Chapin LLP (contained in
                  Exhibit 5.01)

*24.01            Power of attorney of certain  officers  and  directors of U.S.
                  Telesis  Holdings,  Inc.  (contained  in the  signature  page)


----------

(1) Incorporated by reference is our Registration Statement on Form 10-SB (File No. 000-50299) (filed on May 29, 2003), as amended on Form 10-SB/A (filed on July 16, 2003).

*  Filed herewith.